Exhibit 21

Subsidiaries of the Registrant*

Roller Bearing Company of America, Inc. – Delaware

RBC Precision Products—Plymouth, Inc. – Delaware

Industrial Tectonics Bearings Corporation – Delaware

RBC Precision Products—Bremen, Inc. – Delaware

RBC Nice Bearings, Inc. – Delaware

RBC Lubron Bearing Systems, Inc. – Delaware

RBC Oklahoma, Inc. – Delaware

RBC Aircraft Products, Inc. – Delaware

RBC Southwest Products, Inc. – Delaware

All Power Manufacturing Co. – California

RBC Aerostructures LLC – South Carolina

Western Precision Aero LLC – California

Climax Metal Products Company – Ohio

RBC Turbine Components LLC – Delaware

Sargent Aerospace and Defense LLC – Delaware

Airtomic LLC – Delaware

Sonic Industries, Inc. – California

RBC de Mexico S DE RL DE CV – Mexico

Schaublin Holding SA – Switzerland

Schaublin SA – Switzerland

RBC France SAS – France

Shanghai Representative Office of Roller Bearing Company of America, Inc. – People’s Republic of China

RBC Bearings U.K. Limited – U.K.

RBC Bearings Polska sp. z o.o. – Poland

All Power de Mexico, S DE RL DE CV – Mexico

RBC Bearings Canada, Inc. – Canada

Schaublin GmbH – Germany

Vianel Holding AG – Switzerland

Beck Bühler Mutschler Capital AG – Switzerland

Bär und Mettler AG – Switzerland

MBM Monstein Bär Mettler Modulare Werkzeugsysteme AG – Switzerland

Swiss Tool Systems AG - Switzerland

*	All of which are, directly or indirectly, wholly-owned by the registrant.